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                                                                 Exhibit 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan and Employee Stock Purchase Plan, of our report dated April 27, 2001, with respect to the consolidated financial statements of Aurora Biosciences Corporation included in the Vertex Pharmaceuticals Incorporated Annual Report Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


Ernst & Young LLP

San Diego, California
April 7, 2003